UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 17, 2015
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On December 17, 2015, ImmuCell entered into a Product Development & Contract Manufacture Agreement with Norbrook Laboratories Limited of Newry, Northern Ireland (Norbrook), a global leader in the development of revolutionary veterinary and animal health medicine. Norbrook is the only company in the world that is licensed by the U.S. Food and Drug Administration (FDA) to manufacture sterile injections for veterinary use outside of the US and import them for sale in the US, which underlines the company’s manufacturing capabilities and its knowledge and expertise in regulatory and licensing requirements. This agreement replaces in its entirety the previous agreement between ImmuCell and Norbrook executed in 2010.

As in the 2010 agreement, Norbrook will provide sterile-fill and packaging services for Mast Out® in a facility approved by the FDA for such services. The term ends five years from six months after ImmuCell’s first order for products following FDA licensure of Mast Out®, subject to earlier termination. If FDA approval is not obtained by December 17, 2019, ImmuCell would be responsible for a termination payment of $100,000 to Norbrook. ImmuCell has the right to terminate the agreement, on three months’ notice, by paying to Norbrook the amount due over the remainder of the term of the agreement with respect to unpurchased minimum annual quantities of product and would have no further obligation to Norbrook for facility maintenance costs. These minimum cash payments aggregate up to approximately $925,000 and are reduced by each purchase of syringes made. Under the new agreement, ImmuCell is permitted to validate and utilize an alternate source for these services, which was prohibited under the 2010 agreement. In the event of a change in control of ImmuCell that is not approved by Norbrook, Norbrook can terminate the agreement, in which event ImmuCell would need to have these services performed at an alternate location. The new agreement includes clarification of minimum annual purchase requirements, clarification of minimum batch and order quantities, more comprehensive price adjustment provisions, more flexible delivery terms applicable to Norbrook and greater clarity with regards to the development tasks and related costs necessary to complete the manufacturing objectives related to the FDA product license application. The new agreement extends Norbrook’s agreement not to provide services involving Nisin to any other person or entity during the term of the agreement and for two years following its termination or expiration.

The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2015	IMMUCELL CORPORATION

	By:	/s/ Michael F Brigham
Michael F. Brigham
President, Chief Executive Officer
and Principal Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release of ImmuCell Corporation dated December 22, 2015

EX-99.2	Product Development & Contract Manufacture Agreement between the Company and Norbrook Laboratories Limited dated as of December 17, 2015

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